Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of EUDA Health Holdings Limited on Form F-3 of our report dated May 8, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of EUDA Health Holdings Limited as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 appearing in the Annual Report on Form 20-F of EUDA Health Holdings Limited for each of the two years in the period ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We were dismissed as auditor on September 3, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after December 31, 2023.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

October 18, 2024

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com